_________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

COMC, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-16472	95-4628378
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant

Effective February 14, 2005, BDO Seidman, LLP (“BDO”) resigned as the Registrant’s independent registered public accounting firm. Effective February 14, 2005, the Registrant has engaged Pisenti & Brinker LLP (“Pisenti”) to replace BDO as the Registrant’s independent registered public accounting firm. The decision to use Pisenti as the Registrant’s independent registered public accounting firm has been approved by the Audit Committee of the Registrant’s Board of Directors.

The reports of BDO on the Registrant’s financial statements for each of the years ended December 31, 2003 and 2002 (collectively, the “Prior Fiscal Periods”) did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that (i) the report of BDO with respect to the Registrant’s financial statements as of and for the year ended December 31, 2003 (the “2003 Financial Statements”) noted that the Registrant has restated its 2003 Financial Statements to correct errors concerning the accounting for certain debt and equity instruments issued by the Company during 2003; and (ii) the reports of BDO with respect to the Registrant’s financial statements for the Prior Fiscal Periods contained an explanatory paragraph indicating that there was substantial doubt as to the Registrant’s ability to continue as a going concern.

With respect to the restatement described in the preceding paragraph, the Registrant notes that the errors identified were non-cash in nature, pertain specifically to the accounting for certain financing transactions, and did not impact the Registrant’s previously reported net revenues, operating loss or cash flows from operating activities.

During the Prior Fiscal Periods and the interim period from January 1, 2004 through February 14, 2005, there have been no disagreements between the Registrant and BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s financial statements.

In connection with the restatement, BDO has advised management and the Audit Committee of one matter that BDO considers to be a material weakness in internal control over financial reporting as defined by the Public Company Accounting Oversight Board. This material weakness in internal control over financial reporting consists of a lack of sufficient knowledge and experience among the Registrant’s internal accounting personnel in applying accounting principles generally accepted in the United States to transactions that are relatively complex and non-routine in nature that led to the restatement of certain of the Registrant’s financial statements.

The Registrant has authorized BDO to respond fully to any inquiries of Pisenti relating to Pisenti’s engagement as the Registrant’s independent registered public accounting firm.

The Registrant has not previously consulted with Pisenti regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion which might be rendered on the Registrant’s financial statements, and no written or oral advice was provided to the Registrant that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue. Neither did the Registrant discuss with Pisenti any accounting, auditing or financial reporting issue that was a subject of disagreement between the Registrant and BDO, as there were no such disagreements.

Pursuant to the requirements of Item 304(a)(3) of Regulation S-B, the Registrant has requested that BDO review the disclosure contained in this Current Report on Form 8-K (this “Report”) and has given BDO the opportunity to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission (the “Commission”) containing any new information, any clarification of the Registrant’s expression of BDO’s views or any instances in which BDO does not agree with the statements contained in this Report. BDO has reviewed the disclosure contained in this Report and has provided to the Registrant a letter addressed to the Commission stating that BDO has reviewed the disclosure contained in this Report and has no disagreement with such disclosure. A copy of BDO’s letter is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

   COMC, INC.

Date: February 18, 2005
By:  /s/ Janice B. Fuellhart
       Chief Executive Officer

EXHIBITS

99.1	Letter, dated February 16, 2005 from BDO Seidman, LLP to the U.S. Securities and Exchange Commission.